PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.      )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Sigma Designs, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Explanatory Note:

On July 9, 2012, Sigma Designs, Inc. emailed a communication to its employee shareholders, the text of which is as follows:

IMPORTANT INFORMATION FOR EMPLOYEE SHAREHOLDERS

HOW TO VOTE YOUR SIGMA SHARES

Each and every vote is important.  Your Board of Directors recommends that all Sigma shareholders vote the WHITE proxy card “FOR ALL” of Sigma’s four highly qualified nominees.  Even if you plan to attend the meeting, you will help your Company by voting now, by proxy.

If you have any questions about voting your shares, feel free to contact Innisfree M&A Incorporated, which is assisting Sigma in this matter, toll-free at (888) 750-5834.

Shareholders may hold stock in a number of different ways.  But whether you hold your Sigma shares in registered name or hold through a bank or broker, the basic principles of voting are the same—and voting is quick and easy:

A. Enclosed with the Sigma proxy materials you receive, you will find a WHITE proxy card or voting instruction form.

B.  Just follow the simple instructions on your WHITE proxy card or voting instruction form to vote by telephone or by Internet.  You will want the Control Number handy as you vote electronically—it is shown on your WHITE proxy card or voting instruction form.  Alternatively, you may also simply sign and date the WHITE proxy card or voting instruction form and return it in the postage-paid envelope you receive with the Sigma proxy materials.

C. Discard any Gold proxy card or voting instruction form that you receive from Potomac Investment Partners III, L.P.  You should simply not respond to Potomac at all.  This is important, because only your latest-dated vote counts.  Therefore, if you vote using the Gold proxy card (even if you vote “withhold” on Potomac’s nominees), your Gold proxy card will cancel any vote you previously executed using a WHITE proxy card or voting instruction form.   And your Company needs your votes “FOR ALL” of the Sigma nominees on the WHITE proxy card.

FOUR VOTING TIPS

IMPORTANT TIP #1:  Because Sigma uses cumulative voting in the election of directors, to support your Company, simply vote “FOR ALL” on the WHITE proxy card or voting instruction form and Sigma will cumulate your votes for you to ensure that as many Sigma nominees are elected as possible.

IMPORTANT TIP #2:  If you, like many, hold shares in more than one account, you will receive a WHITE proxy card or voting instruction form for each of those accounts.  Please vote using each WHITE proxy card or voting instruction form you receive.  If you vote by telephone or Internet, you will need to refer to the Control Number that is unique to each account you own and that is shown on each WHITE proxy card or voting instruction form you receive.

IMPORTANT TIP #3:  If you hold your shares through a bank or broker, you will receive your proxy materials through that firm, which will vote your shares on your behalf only upon receiving your specific instructions.  Therefore it is important that you follow the directions provided on the WHITE voting instruction form from your bank or broker, in order to instruct your bank or broker how you want your shares voted.  (If you vote electronically, you should use only the Control Number shown on your WHITE voting instruction form.)  Please check the directions provided by your bank or broker for information about its voting deadlines.

IMPORTANT TIP #4:  If you have any questions about how to vote your shares or need additional materials, please call Innisfree M&A Incorporated—toll-free at (888) 750-5834.

Important Additional Information
On June 19, 2012, Sigma Designs filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with its 2012 annual meeting of shareholders (the “2012 Annual Meeting”) and has mailed the definitive proxy statement to its shareholders.  The definitive proxy statement contains important information concerning the identity and interests of Sigma Designs’ directors, director nominees and certain of its officers and employees that may be deemed, along with Sigma Designs, to be participants in the solicitation of Sigma Designs’ shareholders in connection with the 2012 Annual Meeting.

Copies of Sigma Designs’ definitive proxy statement, any other relevant documents and other materials filed with the SEC concerning Sigma Designs, when filed, may be obtained free of charge at www.sec.gov and www.sigmadesigns.com/IR. The definitive proxy statement and any other relevant documents filed with the SEC contain (or will contain) important information, and stockholders should carefully read the definitive proxy statement, the accompanying WHITE proxy card and other materials filed with the SEC when they become available before making any voting decision.